INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-47132 of The Procter & Gamble Company on Form S-8 of our report dated September 19, 2003 appearing in this Annual Report on Form 11-K of the Employee Stock Purchase Plan (Japan) for the year ended June 30, 2003.


/s/ C.L. MANABAT & CO.
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C.L. MANABAT & CO.
Makati, Philippines
September 25, 2003